Exhibit 99.1

RPC, Inc. Corporate Overview and Q4 2022 Industry Update November 16, 2022

FORWARD LOOKING STATEMENTS

RPC
An Oil & Gas Services Company

Certain statements and information included in this discussion constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including all statements that look forward in time or express management's beliefs, expectations or hopes. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of RPC to be materially different from any future results, performance or achievements expressed or implied in such forward-looking statements, including statements regarding (i) our belief that favorable industry fundamentals, including higher commodity prices, supported our customers' decisions to enhance their drilling and completion activities, (ii) our belief that high activity levels coupled with an appropriate supply of oilfield equipment and crews allowed us to improve our utilization and pricing and generate strong financial results, and (iii) our belief that while a seasonable slowdown during the fourth quarter is possible, our visibility into early 2023 indicates continued strong demand for our services. Additional discussion of factors that could cause the actual results to differ materially from management's projections, forecasts, estimates and expectations is contained in RPC's Form 10-K for the year ended December 31, 2021.

This discussion also refers to EBITDA, which is a non-GAAP financial measure. RPC has used the non-GAAP financial measure of earnings before interest, taxes, depreciation and amortization (EBITDA) in this discussion. EBITDA should not be considered in isolation or as a substitute for net income (loss) or other performance measures prepared in accordance with GAAP. RPC uses EBITDA as a measure of operating performance because it allows us to compare performance consistently over various periods without regard to changes in our capital structure or non-recurring items. We are also required to use EBITDA to report compliance with financial covenants under our revolving credit facility.

A non-GAAP financial measure is a numerical measure of financial performance, financial position, or cash flows that either 1) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows, or 2) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented.

Please see the end of this presentation for a reconciliation of EBITDA to net income, the nearest GAAP financial measure. This reconciliation also appears on RPC's investor website, which can be found on the Internet at rpc.net.

Corporate Overview • NYSE: RES. Publicly - traded since 1984 • Recent Share Price (10.31.22) $ 11.13 • Market Capitalization $2.4 billion • Dividend Yield (annualized) 0.8% • Average Daily Volume (trailing 3 months) 1,120,000 • Conservative Capitalization • A proven ability to manage through multiple oilfield cycles without reliance on outside capital. 400 600 800 1,000 1,200 1,400 1,600 1,800 2,000 $0 $100 $200 $300 $400 $500 $600 2001 2004 2007 2010 2013 2016 2019 Average U.S. Domestic Rig Count Operating Cash Flow ($ millions) RPC consistently generates positive operating cash flow

Recent Financial Results

RPC
An Oil & Gas Services Company

3rd quarter and YTD 2022 financial results reflect higher customer activities, improving industry fundamentals, and favorable supply / demand dynamics.

RPC INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS *(In thousands except per share data)*

	Three Months Ended			Nine Months Ended	
Periods ended, (Unaudited)	**September 30, 2022**	June 30, 2022	September 30, 2021	**September 30, 2022**	September 30, 2021
REVENUES	**$ 459,601**	$ 375,507	$ 225,310	**$ 1,119,732**	$ 596,677
COSTS AND EXPENSES:					
Cost of revenues	**309,790**	260,917	170,621	**779,544**	462,633
Selling, gen. and admin. expenses	**38,243**	35,879	31,446	**110,362**	91,444
Depreciation and amortization	**20,941**	20,094	18,106	**60,501**	53,775
Gain on disp. of assets, net	**(1,543)**	(1,798)	(2,837)	**(6,295)**	(7,408)
Operating profit (loss)	**92,170**	60,415	7,974	**175,620**	(3,767)
Interest expense	**(143)**	(222)	(1,280)	**(543)**	(1,763)
Interest income	**329**	128	15	**472**	47
Other (expense) income, net	**(67)**	79	448	**516**	1,571
Income (loss) before income taxes	**92,289**	60,400	7,157	**176,065**	(3,912)
Income tax provision	**22,949**	13,461	1,891	**44,707**	1,210
NET INCOME (LOSS)	**$ 69,340**	$ 46,939	$ 5,266	**$ 131,358**	$ (5,122)
Diluted Earnings (Loss) per share	**$ 0.32**	$ 0.22	$ 0.02	**$ 0.61**	$ (0.02)
Weighted Diluted Shares Out	**216,647**	216,565	215,677	**216,485**	212,983

3rd Quarter sequential highlights:

- Revenue increased by 22% due to improved pricing and a favorable job mix.
- EBITDA improved due to increasing profitability and leverage of direct costs and S,G&A expenses over higher revenues.

RPC’s Focus in the Upstream Sector The majority of RPC’s approximately 15 business lines provide services to customers at the completion stage of a well. One of our services rents equipment to be used primarily during drilling, and several others assist customers at the well site to maintain or enhance a well’s production, intervene during blowouts, or abandon the well at the end of its life. What is well completion ? • Installation and cementing of production casing into a drilled well • Preparation of the cased well to begin producing hydrocarbons • Perforation of the well casing to allow hydrocarbons to flow into the well. • Stimulation of one or more zones using hydraulic fracturing and acid to expose surface area of hydrocarbon - producing zones. Pictured at right: A multi - stage unconventional completion operation. This well bore has many perforations to expose it to a horizontal production zone. RPC’s cementing, hydraulic fracturing, coiled tubing and downhole tools and motors could be used to conduct this completion operation.

Current State of the Domestic Oil and Gas Industry • Russia’s invasion of Ukraine has revitalized the U.S. oil and gas industry by causing higher commodity prices and a renewed appreciation for the strategic value of the industry. • However, industry investment and activity growth remains muted: • Institutional investors have urged E&P’s and service companies to live within cash flow and focus on financial returns rather than growth. • Environmental, Social and Governance (ESG) trends have also urged E&P’s to discuss a transition away from hydrocarbon energy. • Government policy has given inconsistent messages. • Supply chain and infrastructure constraints have limited midstream and downstream capacity response, thus hindering growth. • Results: • U.S. energy industry capacity was not prepared for an increase in oil and gas demand, as capital investments have been constrained for the last 5 + years. • Less oil and natural gas production growth than commodity prices would imply. • Less capacity available and therefore lower activity levels compared to prior period upcycles. • E&P’s and service companies like RPC are more profitable and generating higher returns. • Current upcycle projected to be of longer duration than past upcycles. • The need for capital discipline reinforced throughout the upstream sector.

RPC’s Domestic Markets 7

RPC’s position in the North American Land Market 57% 16% 5% 6% 3% 4% 9% RPC YTD Revenues by Basin Permian Mid Continent Eagle Ford Marcellus / Utica Haynesville / Fayetteville Bakken / Niobrara Other (Int'l and GOM) 46% 7% 11% 10% 6% 8% 11% YTD U.S. Land Well Completions by Basin Permian Mid Continent Eagle Ford Marcellus / Utica Haynesville / Fayetteville Bakken Niobrara Other • > 85% of RPC revenues are directed towards unconventional completions. • RPC’s market presence reflects well completion volume, with a slightly outsized presences in the Permian Basin. 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 9,000 10,000 2007 2010 2013 2016 2019 2022 YTD Sep. Average Well Lateral Lengths Permian and Mid - Continent • The trends toward longer lateral lengths and accompanying increases in stages has increased the demand for RPC’s services during times of high activity.

RPC’s Evolution Throughout the Oilfield Cycles Pre - 1973 • Patterson Services founded in Houma, LA as a rental tool, mud service, and oilfield trucking company after World War II. • Rollins, Inc. acquired Patterson in 1973. 1970’s – 1984 • Cudd Pressure Control founded in Woodward, OK. • Cudd acquired by Rollins. • Rollins spun off oilfield services division to form RPC Energy Services, Inc. • Annual revenues at spin off: $87 million. • Annual pretax (loss) at spinoff: ($17 million). • Market capitalization at spin - off: $52 million. 1980’s – 1990’s • RPC purchased Chaparral Boats in 1986. • Several small acquisitions in 1990’s. • Dividend initiated in September 1997. • 2:1 stock split in December 1997. • Board authorized share repurchases in 1998. Early 2000’s • RPC entered the pressure pumping service line. • Thru Tubing Solutions founded. • Chaparral Boats spun off into newly formed Marine Products Corporation. • Market capitalization at Chaparral spin off: $298 million. • Two 3 - for - 2 splits in 2005; one in 2006. 2006 – 2012 • Market capitalization at 12/31/05: $1.7 billion. • Board authorized seeking outside capital to expand pressure pumping and other service lines and open new locations. • Long - term growth plan executed. • Syndicated credit facility closed in 2006. Re - financed in 2010. • 3 - for - 2 splits in 2010 and 2012. • Special dividend in 2012. 2012 – 2019 • Undertook pressure pumping expansion plan in 2014 in anticipation of increased demand due to higher service intensity. • Oilfield downturn began in 2015. Trough in 3Q 2016 at lowest rig count in U.S. history up to that time. • Maintained conservative capital structure. Paid off remaining balance on credit facility in 2015. • Additional special dividends in 2016, 2017 and 2018. 2019 – 2020 • An oilfield downturn, increasing service efficiency, and equipment obsolescence forced RPC to scrap equipment, close locations, and recognize an impairment charge of $82 million in Q3 2019. Dividend suspended. • Oilfield collapse caused by Covid pandemic forced RPC to recognize a second impairment charge of $213 million in Q1 2020. • Rig count fell to lowest level in U.S. history in Q3 2020. • Market capitalization at 12/31/20: $685 million. Present • Expense reductions and modest activity improvement led to quarterly profits in Q4 21. • Global unrest beginning in Q1 2022 caused increases in prices of oil and natural gas and a resurgence in U.S. oilfield activity. • RPC began to return idle equipment to the field. • Some equipment upgraded to “ESG - friendly” configurations. • Quarterly dividend resumed. • Recent market capitalization: ≈ $1.6 billion. • Modest fleet additions planned as replacements for aging legacy fleets.

RPC’s Approach to Managing the Cyclicality of the Oilfield • Conservative financial management • Debt - free balance sheet • Preference for organic growth in existing services rather than acquisitions • Cautious approach to new geographic markets • Working capital management and cost control focus • Consistent application of capital discipline • Return on Invested Capital as a Management Tool • Determines management bonuses • Provides an incentive to manage the balance sheet and cash flows • Encourages long - term focus Results • Continued viability throughout multiple oilfield cycles • Prudent capital allocation • Growth capital expenditures • Acquisitions • Dividends • Share repurchases • Peer - Leading: • Long - term return on invested capital • Total shareholder return • Public company valuation

RPC Dividend History $0.00 $0.10 $0.20 $0.30 $0.40 $0.50 $0.60 Annual Per Share Dividends • ≈ $688 million in cash dividends issued during 2001 – 2022 period. • RPC’s dividend history sets it apart from most oilfield services peers. • Reinstated a cash dividend in 3Q 2022. * Dividend was reinstated Q3 2022. Annualized dividend is $0.08.

RPC’s Approach to ESG Investment Benefits / Highlights Water recycling services • Provided to E&P customers in the Permian Basin Reduces the requirement for fresh or aquifer - sourced water at oilfield job sites. Annually recycles 25 million barrels of produced water for frac operations and treats 22 million barrels of water to render it suitable for frac operations. Upgrading frac fleets • New purchases and conversions to Tier IV, higher horsepower equipment. Lower emissions Less noise Smaller footprint Fewer personnel on site Dual - fuel conversions Lower emissions Can use natural gas produced at customer wellsite which would be flared into the atmosphere Well Control Services • Worldwide provider of well control and P&A services Currently increasing our well control capabilities to handle more “plug - and - abandonment” Operations of old wells in an environmentally responsible way. Remote start systems Lower emissions and fuel usage Fewer personnel in “Red Zone” operational areas Dedicated recruiting and hiring of recently discharged military personnel Cited by Department of Labor in 2019 College scholarships for children of employees Increases company loyalty and improves our local communities RPC is responding to society’s emphasis on Environmental, Social and Governance matters and ha engaged outside consultants to document our ESG efforts in a transparent and accessible way. Here are some relevant highlights of RPC’s relevant ESG investments and benefits:

• 9 active horizontal fleets and 2 active vertical fleets operating during Q3 2022. • Permian Basin, Mid - Continent market presence. • Currently refurbishing a legacy fleet with ESG - friendly upgrades. • Additional legacy fleet could be reactivated 2H 2022. • New replacement fleet ordered for 1H 2023. • 56% of consolidated 3rd quarter 2022 revenues. Pressure Pumping At right: Diagrams of RPC’s largest capacity Tier IV pressure pumping equipment.

• ThruTubing Solutions (TTS) provides services and tools used in unconventional completion operations • Specialization in efficiently executing key services required in multi - stage completions in unconventional wells • Proprietary tools and technology • Strong market share • 22% of consolidated 3 rd quarter 2022 revenue Downhole Tools Shown below: A diagram illustrating TTS’ SlickFrac TM diverter pods enhancing frac efficiency.

• 17 units of 2 3/8” or greater in diameter for completion applications. Meaningful market share in this category • 12 smaller units for workover • 8% of consolidated third quarter 2022 revenue Coiled Tubing (Shown above: One of RPC’s largest coiled tubing units going to the field for the first time)

• Nitrogen – 2% of 3 rd quarter revenue. Used in a variety of oilfield applications • Rental Tools – 4% of 3 rd quarter revenue • Well Control – 1% of 3 rd quarter revenue. Worldwide provider of blowout and other well control services • Snubbing / Hydraulic Workover – 2% of 3 rd quarter revenue. Legacy workover applications as well as increasing use in long - lateral multi - stage completions Other Service Lines

Non-GAAP EBITDA Reconciliation

RPC
An Oil & Gas Services Company

RPC has used the non-GAAP financial measure of earnings before interest, taxes, depreciation and amortization (EBITDA) in this discussion. EBITDA should not be considered in isolation or as a substitute for net income (loss) or other performance measures prepared in accordance with GAAP.

RPC uses EBITDA as a measure of operating performance because it allows us to compare performance consistently over various periods without regard to changes in our capital structure or non-recurring items. We are also required to use EBITDA to report compliance with financial covenants under our revolving credit facility.

A non-GAAP financial measure is a numerical measure of financial performance, financial position, or cash flows that either 1) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows, or 2) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Set forth below is a reconciliation of net income (loss) to EBITDA, the most comparable GAAP measure. This reconciliation also appears on RPC's investor website, which can be found on the Internet at rpc.net.

The Reconciliation of Net Income (Loss) to EBITDA is shown below:

	Three Months Ended			Nine Months Ended	
Periods ended, (Unaudited)	**September 30, 2022**	June 30, 2022	September 30, 2021	**September 30, 2022**	September 30, 2021
(In thousands)					
Reconciliation of Net Income (Loss) to EBITDA					
Net Income (Loss)	**$ 69,340**	$ 46,939	$ 5,266	**$ 131,358**	$ (5,122)
Add:					
Income tax provision	**22,949**	13,461	1,891	**44,707**	1,210
Interest expense	**143**	222	1,280	**543**	1,763
Depreciation and amortization	**20,941**	20,094	18,106	**60,501**	53,775
Less:					
Interest income	**329**	128	15	**472**	47
EBITDA	**$ 113,044**	$ 80,588	$ 26,528	**$ 236,637**	$ 51,579

Operational Headquarters : The Woodlands, Texas Corporate Headquarters: 2801 Buford Highway NE Suite 300 Atlanta, GA 30329 (404) 321 - 2140 IRDept@RPC.net RPC.net CONTACT US